UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:  September 15, 2011
Date of earliest event reported:  September 14, 2011

MAXIMUS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-12997	54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11419 Sunset Hills Road,
Reston, Virginia		20190-5207
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 14, 2011, the Board of Directors of MAXIMUS, Inc. (the “Company”) adopted the Company’s  Amended and Restated By-Laws (the “Amended By-Laws”), effective as of that date, to implement a majority vote standard for the election of directors in uncontested elections.  Effective as of the next meeting of shareholders at which directors will be elected, each director standing for election in an uncontested election will be elected by the vote of the majority of the votes cast with respect to the nominee.  In this context, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” the director.  In a contested election, a director will be elected by the vote of a plurality of the votes cast.

In addition, the Amended By-Laws implement a resignation policy for incumbent director nominees who fail to receive a majority of the votes cast in an uncontested election.  In accordance with the Amended By-Laws, each of the Company’s directors has tendered a written contingent resignation which will become effective only if: (i) the director fails to receive a majority of the votes cast in an uncontested election and (ii) the Board of Directors accepts the resignation.  The foregoing summary of the changes in the Amended By-Laws is qualified in its entirely by reference to the full text of the Amended By-Laws, a copy of which is filed herewith and incorporated herein as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

Exhibits.  The following exhibits are being furnished pursuant to Item 5.03 above:

Exhibit No.	Description

3.1	Amended and Restated By-Laws of MAXIMUS, Inc. as of September 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date: September 15, 2011	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of MAXIMUS, Inc. as of September 14, 2011.